UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):May 14, 2010
EVANS BANCORP, INC.

(Exact name of Registrant as specified in its charter)

New York	0-18539	161332767

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14 North Main Street, Angola, NY 14006

(Address of principal executive offices)
(716) 926-2000

Registrant’s telephone number, including area code
Not Applicable

(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 14, 2010, Evans Bancorp, Inc. announced that it raised $13.4 million, net of fees and expenses, through its previously announced public offering by issuing 1,222,000 shares of common stock, including 97,000 shares pursuant to the underwriter’s over-allotment option.
     On May 14, 2010, the Company issued a press release announcing the closing of its public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.
99.1	Press Release dated May 14, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BANCORP, INC.
Date: May 14, 2010	By:	/s/ David J. Nasca
		Name:	David J. Nasca
		Title:	President and Chief Executive Officer

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